                                                                   EXHIBIT 10.22

                              AMENDED AND RESTATED

                      LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                              MISTS ISSUER L.L.C.



                           DATED AS OF AUGUST 4, 1995

                               TABLE OF CONTENTS

                                                                     PAGE
                                                                     ----
                                   Article I

                                 Defined Terms

     Section 1.01.  Definitions.....................................   1
     Section 1.02.  Headings........................................   7

                                   Article II

                  Continuation and Term; Admission of Members

     Section 2.01.  History and Continuation........................   7
     Section 2.02.  Name............................................   7
     Section 2.03.  Term............................................   7
     Section 2.04.  Registered Agent and Office.....................   7
     Section 2.05.  Principal Place of Business.....................   7
     Section 2.06.  Qualification in Other Jurisdictions............   7
     Section 2.07.  Assignment of Interests.........................   8
     Section 2.08.  Merger, Consolidation, etc. of the Company......   8

                                  Article III

                       Purpose and Powers of the Company

     Section 3.01.  Purpose and Powers..............................   8

                                   Article IV

                     Capital Contributions and Allocations

     Section 4.01.  Amount and Form of Initial Contribution.........   9
     Section 4.02.  Additional Contributions by the Common Members..   9
     Section 4.03.  Additional Contributions by Preferred Members...   9
     Section 4.04.  Investment of Capital Contributions.............   9
     Section 4.05.  Capital Accounts................................   9
     Section 4.06.  General Allocations.............................  10
     Section 4.07.  Special Allocations.............................  11
     Section 4.08.  Allocations For Income Tax Purposes.............  11
     Section 4.09.  Interests as Personal Property..................  11
     Section 4.10.  Collection Account..............................  12


                                   Article V

                                    Members

     Section 5.01.  Powers of Members...............................  12
     Section 5.02.  Resignation; Expulsion..........................  12

                                   Article VI

                                   Management

     Section 6.01.  Management of the Company.......................  13
     Section 6.02.  Reliance by Third Parties.......................  14
     Section 6.03.  No Management by Preferred Members..............  14
     Section 6.04.  Rights of Preferred Member......................  14

                                  Article VII

                   Common Securities and Preferred Securities

     Section 7.01.  Common Securities and Preferred Securities......  15
     Section 7.02.  Persons Deemed Preferred Members................  16

                                  Article VIII

                              Voting and Meetings

     Section 8.01.  Voting Rights of Preferred Members..............  16
     Section 8.02.  Voting Rights of Common Members.................  18
     Section 8.03.  Meetings of the Members.........................  18

                                   Article IX

                            Dividends and Redemption

     Section 9.01.  Dividends.......................................  19
     Section 9.02.  Limitations on Distributions.....................  20
     Section 9.03.  Common Distributions............................  20
     Section 9.04.  Redemption and Exchange.........................  21

                                   Article X

                               Books and Records

     Section 10.01.  Books and Records; Accounting..................  22
     Section 10.02.  Fiscal Year....................................  22
     Section 10.03.  Access to Records..............................  23


                                   Article XI

                                  Tax Matters

     Section 11.01.  Company Tax Returns............................  23
     Section 11.02.  Tax Reports....................................  23
     Section 11.03.  Taxation as Partnership........................  23

                                  Article XII

                                    Expenses
     Section 12.01.  Expenses.......................................  23

                                  Article XIII

                   Liability, Exculpation and Indemnification

     Section 13.01.  Liability of Common Members....................  24
     Section 13.02.  Liability of Preferred Members.................  25
     Section 13.03.  Exculpation....................................  25
     Section 13.04.  Fiduciary Duty.................................  25
     Section 13.05.  Indemnification................................  26
     Section 13.06.  Expenses.......................................  26
     Section 13.07.  Outside Business...............................  26

                                  Article XIV

     Section 14.01  No Recourse to Trustee..........................  27

                                   Article XV

                    Dissolution, Liquidation and Termination

     Section 15.01.  Dissolution....................................  27
     Section 15.02.  Notice of Dissolution..........................  27
     Section 15.03.  Liquidation....................................  27
     Section 15.04.  Certain Restrictions on Liquidation Payments...  28
     Section 15.05.  Termination....................................  28

                                  Article XVI

                                 Miscellaneous

     Section 16.01.  Amendments.....................................  28
     Section 16.02.  Successors; Counterparts.......................  28
     Section 16.03.  Governing Law; Severability....................  28
     Section 16.04.  Filings........................................  29


     Section 16.05.  Power of Attorney..............................  29
     Section 16.06.  Additional Documents...........................  29
     Section 16.07.  Notices........................................  29

Exhibit A - Form of Preferred Security

Schedule 1 - List of Operative Documents

                              AMENDED AND RESTATED
                     LIMITED LIABILITY COMPANY AGREEMENT OF
                              MIStS ISSUER L.L.C.


          This Amended and Restated Limited Liability Company Agreement of MIStS Issuer L.L.C. (the "Company") is made as of August 4, 1995, among EEX Capital L.L.C., a Delaware limited liability company ("EEX Capital"), Enserch Preferred Capital, Inc., a Delaware corporation ("Enserch Preferred Capital"), and Wilmington Trust Company, not in its individual capacity, but solely as trustee (in such capacity as trustee, together with any successors in such capacity, the "Trustee") of the MIStS Issuer Trust I (the "Trust").

                                    Recitals

          A. As of August _____, 1995, EEX Capital and Enserch Preferred Capital formed the Company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended from time to time (the "Delaware Act"), by filing a Certificate of Formation with the Delaware Secretary of State on August _____, 1995 and entering into a Limited Liability Company Agreement dated as of August _____, 1995 (the "Original L.L.C. Agreement").

          B. EEX Capital and Enserch Preferred Capital desire to admit the Trustee to the Company as a preferred member and the Trustee desires to become a preferred member of the Company, subject to the terms and conditions set forth herein.

          C. EEX Capital, Enserch Preferred Capital and the Trustee desire to amend and restate the Original L.L.C. Agreement in its entirety.

          D. Now, therefore, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:


                                   ARTICLE I

                                 DEFINED TERMS

          Section 1.01. Definitions. The terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified and all terms defined in this Agreement in the singular have the same meanings when used in the plural and vice versa.

          "Additional Dividends" shall have the meaning set forth in Section 9.01(d) of this Agreement.

          "Adjusted Capital Account" shall mean the Capital Account established for a Member, as the same is adjusted pursuant to Section 4.05 of this Agreement or is otherwise specially computed to reflect the adjustments required or permitted by the Treasury Regulations under Section 704(b) of the Code to be taken into account in applying the second sentence of section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

          "Affiliate" shall mean with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

          "Agreement" shall mean this Amended and Restated Limited Liability Company Agreement of the Company, as amended, modified, supplemented or restated from time to time.

          "Asset Coverage Ratio" shall mean, as of any day, the ratio of (i) the outstanding principal amount of the Demand Note to (ii) the product of the Liquidation Preference and the number of then issued and outstanding shares of Preferred Securities.

          "Business Day" shall mean any day other than a day on which commercial banks are authorized or required to close in New York, New York and, if such day relates to a Reset Date or a Dividend Payment Date, any day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Capital Account" shall have the meaning set forth in Section 4.05.

          "Certificate of Formation" shall mean the Certificate of Formation of the Company, filed with the Office of the Secretary of State of the State of Delaware by EEX Capital on August __, 1995, and any and all amendments thereto and restatements thereof filed on behalf of the Company with the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

          "Certificateholder" shall have the meaning assigned such term in the Funding Agreement.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement. A reference to a specific section (Section) of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

          "Collection Account" shall mean the MIStS Issuer Collection Account created pursuant to Section 4.10 of this Agreement.

          "Common Member" shall mean either EEX Capital or Enserch Preferred Capital; and "Common Members" shall mean both EEX Capital and Enserch Preferred Capital.

          "Common Securities" shall mean the Interests in the Company which represent common limited liability company interests in the Company and are described in Section 7.01(e) of this Agreement.

          "Declaration of Trust" shall have the meaning assigned such term in the Funding Agreement.

          "Demand Note" shall mean the $150,000,000 demand note evidencing the loan to EEX Capital from the Company of all of the proceeds of the issuance of the Preferred Securities, which note shall mature upon demand of the holder thereof, but in any event not later than August 4, 2005, and any extensions, renewals, rearrangements or replacements thereof.

          "Distribution" shall mean any Dividend, Additional Dividend, Liquidation Dividend or other payments, property and distributions received by a Member from assets of the Company in respect of its status as a member of the Company.

          "Dividend" shall mean, with respect to the Preferred Securities, any amount due on account of yield on the Preferred Securities under Section 9.01(c) or Section 9.01(d); and with respect to the Common Securities, any amount allocated to the Common Members in excess of the amount of its initial contribution under Section 4.01 of this Agreement plus any subsequent contributions under Section 4.02 of this Agreement.

          "Dividend Payment Date" shall mean, with respect to the Preferred Securities, the last day of each Dividend Period, the first of which shall be October 31, 1995, provided that if any such day is not a Business Day, then such Dividend Payment Date shall be the next succeeding Business Day, unless such next succeeding Business Day falls into the next succeeding calendar month, in which case, such Dividend Payment Date shall be on the next preceding Business Day.

          "Dividend Period" shall mean, with respect to the Preferred Securities, the quarterly periods ending on the last day of each January, April, July and October in each year.

          "Dollar" or "$" shall mean lawful money of the United States of America.

          "EEX" shall mean Enserch Exploration, Inc., a Texas corporation.

          "Fiscal Agent" shall mean The Chase Manhattan Bank, N.A.

          "Funding Agreement" shall mean that certain Funding Agreement of even date with this Agreement among the Trustee, the Participants, The Chase Manhattan Bank, N.A., as agent for the Participants, The First National Bank of Chicago, as co-agent for the Participants, and Texas Commerce Bank National Association, as co-agent for the Participants, as the same may be amended, modified, supplemented or restated from time to time.

          "Guaranty Agreement" shall mean the Guaranty Agreement to be entered into by EEX for the benefit of the Company to guarantee the obligations of EEX Capital under the Demand Note, as amended from time to time.

          "Indemnified Parties" shall mean each Preferred Member and each of their Affiliates and each of their and the Common Members' officers, directors, employees, representatives, agents, attorneys, accountants and experts.

          "Interest" shall mean a limited liability company interest in the Company, including the right of the holder thereof to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of a Member to comply with all of the terms and provisions of this Agreement.

          "Investment Company Event" shall mean (a) either (i) a change in any applicable United States law or regulation or in the interpretation thereof (including but not limited to the enactment or imminent enactment of any legislation, the publication of any judicial decisions, regulatory rulings, regulatory procedures, or notices or announcements (including notices or announcements of intent to adopt such procedures or regulations), or (ii) a change in the official position or the interpretation of any law or regulation by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such change is made known) shall have occurred after August 4, 1995, and (b) that the Company or EEX Capital shall have received an opinion of nationally recognized independent legal counsel experienced in practice under the Investment Company Act of 1940, as amended (the "1940 Act"), that, as a result of such change, there exists more than an insubstantial risk that the Company is or will be considered an "investment company" which is required to be registered under the 1940 Act.

          "Lender" shall have the meaning assigned such term in the Funding Agreement.

          "Liquidation Dividend" shall mean, for each issued and outstanding share of the Preferred Securities, an amount equal to the Liquidation Preference plus its pro rata share of any and all other payments out of the assets of the Company upon either voluntary or involuntary liquidation, dissolution or winding up of the Company made in accordance with the terms of Section 15.03 and 15.04 of this Agreement.

          "Liquidation Preference" shall mean, with respect to each share of the Preferred Securities, $1,000,000.00, as set forth in Section 7.01(b) of this Agreement.

          "LP Act" shall mean the Delaware Revised Uniform Limited Partnership Act. 6 Del C. Section 17-101, et seq., as amended from time to time.

          "Member" shall mean any Person that holds an Interest in the Company and is admitted as a member of the Company pursuant to the provisions of this Agreement, in its capacity as a member of the Company. For purposes of the Delaware Act, the Common Members and the Preferred Members shall constitute separate classes of Members.

          "Net Income" and "Net Loss", respectively, for any Dividend Period, shall mean the income and loss, respectively, of the Company for such Dividend Period as determined in accordance with the method of accounting followed by the Company for federal income tax purposes, including, for all purposes, any tax-exempt income and any expenditures of the Company which are described in Section 705(a)(2)(B) of the Code (or treated as so described under Section 1.704-1(b)(2)(iv)(i) of the Treasury Regulations); provided, however, that any item allocated under Section 4.07 shall be excluded from the computation of Net Income and Net Loss.

          "Notes" shall mean the Demand Note and any and all promissory notes that may be issued from time to time by any Common Member evidencing loans to such Common Member from the Company of substantially all the proceeds of the issuance of the Common Securities or any other capital contributions.

          "Notice of Dissolution" shall mean any notice of dissolution of the Company given pursuant to Section 15.02 of this Agreement.

          "Notice of Redemption" shall have the meaning set forth in Section 9.04(d)(i) of this Agreement.

          "Operative Documents" shall mean this Agreement, the Demand Note, the Guaranty Agreement, the Preferred Securities, Declaration of Trust and the Funding Agreement and all documents or instruments listed on Schedule 1 hereto.

          "Participants" shall mean each Person that is now or hereafter a party to the Funding Agreement as either a Lender or a Certificateholder.

          "Person" shall mean any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

          "Post-Default Rate" shall have the meaning assigned such term in the Funding Agreement.

          "Preferred Certificate" shall mean any certificate, in substantially the form of Exhibit A to this Agreement, evidencing the Preferred Securities.

          "Preferred Member" shall mean the Trustee, and any other Person who becomes a holder of any of the Preferred Securities under Section 2.07 of this Agreement; and "Preferred Members" shall mean all such Persons.

          "Preferred Securities" shall mean the $150,000,000 Interests which represent preferred limited liability company interests in the Company and are described in Section 7.01(b) of this Agreement.

          "Redemption Price" shall mean, with respect to each issued and outstanding share of the Preferred Securities, a cash redemption price equal to the Liquidation Preference plus accumulated and unpaid Dividends (whether or not earned or declared), including such share's pro rata amount of all Additional Dividends, to the date fixed for redemption of such share.

          "Reset Date" shall mean, for any Dividend Period, the day which is two
(2) Business Days prior to the initial Business Day in such Dividend Period.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Tax Event" shall mean (a) either (i) a change in any applicable United States law or regulation or in the interpretation thereof (including but not limited to the enactment or imminent enactment of any legislation, the publication of any judicial decisions, regulatory rulings, regulatory procedures, or notices or announcements (including notices or announcements of intent to adopt such procedures or regulations), or (ii) a change in the official position or the interpretation of any law or regulation by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such change is made known) shall have occurred after August 4, 1995, and (b) that the Company or EEX Capital shall have received an opinion of nationally recognized independent legal counsel experienced in such matters that, as a result of such change, there exists more than an insubstantial risk that (i) the Company will be subject to federal income tax with respect to the interest received on the Demand Note, (ii) EEX Capital (or EEX on a consolidated basis) will be precluded from deducting the interest paid on the Demand Note for federal income tax purposes, or (iii) the Company will be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

          "Tax Matters Partner" shall mean EEX Capital designated as such in
Section 11.01(b) of this Agreement.

          "Third Party Creditors" shall have the meaning-set forth in Section
13.01 of this Agreement.

          "Treasury Regulations" shall mean the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of the provisions of the Code. All references herein to sections of the Treasury Regulations shall included any corresponding provision or provisions of succeeding, similar, substitute proposed or final Treasury Regulations.

          Section 1.02. Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

                                   Article II

                  Continuation and Term; Admission of Members

          Section 2.01. History and Continuation. The Company has been organized as a Delaware limited liability company by the filing of the Certificate of Formation under and pursuant to the Act. The initial Members were EEX Capital and Enserch Preferred Capital, each owning 99.9% and 0.1%, respectively, of the total common Interests in the Company. EEX Capital, Enserch Preferred Capital and the Trustee hereby (i) amend and restate the Original LLC Agreement, effective as of the date of this Agreement, (ii) continue the Company as a limited liability company under and pursuant to the provisions of the Delaware Act and (iii) agree that the rights, duties and liabilities of the Members shall be as provided in the Delaware Act, except as otherwise provided herein. EEX Capital, as an authorized person within the meaning of the Delaware Act, shall execute, deliver and file any and all amendments to or restatements of the Certificate of Formation, as may be required by the Delaware Act.

          Section 2.02. Name. The name of the Company heretofore formed and hereby continued is MIStS Issuer L.L.C. The business of the Company may be conducted upon compliance with all applicable laws under any other name designated by EEX Capital.

          Section 2.03. Term. The term of the Company commenced on the date the Certificate of Formation was filed in the office of the Secretary of State of the State of Delaware and shall continue until August 4, 2005, unless dissolved before such date in accordance with the provisions of this Agreement.

          Section 2.04. Registered Agent and Office. The Company's registered agent, manager and office in Delaware shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. At any time, EEX Capital may designate another registered agent and/or registered office.
The name and business address of each Member is set forth in Section 16.07 of this Agreement.

          Section 2.05. Principal Place of Business. The principal place of business of the Company shall be at The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. EEX Capital may change the location of the Company's principal place of business.

          Section 2.06. Qualification in Other Jurisdictions. EEX Capital shall cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company conducts business and in which such qualification, formation or registration is required by law or deemed advisable by EEX Capital. EEX Capital, as an authorized person within the meaning of the Delaware Act, shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

          Section 2.07.  Assignment of Interests.   No Member may sell, assign,
convey, give, exchange or otherwise dispose of its Interests without the prior consent of the other Members, which consent may be given or withheld in its sole discretion; provided however that the Preferred Securities may be pledged by a Preferred Member to secure obligations of such Preferred Member. Any Person holding such pledged Preferred Interests may take or pursue any and all remedies permitted by applicable law with respect to such pledged Preferred Interests. Except as provided in the foregoing proviso, any attempted disposition of any Interests shall be null and void ab initio.

          Section 2.08. Merger, Consolidation, etc. of the Company. The Company may not consolidate with, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person.


                                  Article III

                       Purpose and Powers of the Company

          Section 3.01. Purpose and Powers. The purposes of the Company are to issue Interests and to use all of the proceeds from the issuance thereof and the related capital contributions to purchase the Notes, and, except as otherwise limited herein, to enter into, make and perform all contracts and other undertakings, and to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes of the Company as set forth herein. The Company may not conduct any other business or operations except as contemplated by the preceding sentence. The Company may not: (a) incur, create, assume or suffer to exist any Prohibited Debt (as defined in the Funding Agreement with respect to the Trustee), (b) create, incur, assume or permit to exist any lien or security interest on any of its properties (now owned or hereafter acquired), (c) sell, lease, abandon or otherwise dispose of any of its property, (d) sell or otherwise discount the Notes, (e) sell or issue any other preferred Interests (or create any new series of preferred Interests), or (f) sell or issue any other Interests which have a liquidation preference senior or equal to the Preferred Securities.

                                 Article IV

                     Capital Contributions and Allocations

          Section 4.01. Amount and Form of Initial Contribution. EEX Capital has heretofore contributed the amount of $4,640,000, in cash, and Enserch Preferred Capital has heretofore contributed the amount of $4,640, in cash, and no other property has been contributed to the Company. EEX Capital holds 99.9% of the Common Securities in the Company and Enserch Preferred Capital holds 0.1% of the Common Securities in the Company. The initial contribution of the Preferred Members to the Company shall be cash in an amount not less than $150,000,000.

          Section 4.02. Additional Contributions by the Common Members. The Common Members shall make such additional contributions to the Company, either in connection with the purchase of Common Securities or otherwise, so as to cause their respective Interests to be entitled to at least 3% of all interests in the capital, income, gain, loss, deduction and credit of the Company at all times. Without limitation of the foregoing, as more fully set forth in Article XII, all expenses and loss incurred by the Company shall be paid, pro rata, by the Common Members when due and constitute additional contributions of the Common Members.

          Section 4.03. Additional Contributions by Preferred Members. The Preferred Members shall make the initial contribution to the Company in accordance with the applicable terms of Section 4.01 and Section 7.01 of this Agreement. Each Preferred Member, in its capacity as a Member of the Company, shall not be required to make any additional contributions to the Company and shall have no additional liability solely by reason of being a Preferred Member in excess of its share of the Company's assets and undistributed profits.

          Section 4.04. Investment of Capital Contributions. The Company shall invest all of the proceeds from the issuance of the Preferred Securities, the Common Securities and the related capital contributions to purchase the Notes.

          Section 4.05. Capital Accounts. An individual capital account (each a "Capital Account" and collectively, the "Capital Accounts") shall be established and maintained on the books of the Company for each Member in compliance with Treasury Regulation Sections 1.704-1(b)(2)(iv) and 1.704-2, as amended. Subject to the preceding sentence, each Capital Account will be increased by the amount of the capital contributions made by, and the Net Income allocated to, such Member, and reduced by the amount of Distributions made by the Company, and Net Losses allocated to the Member. In addition, a Member's Capital Account shall be increased or decreased, as the case may be, for any items specially allocated to such Member under Section 4.07 of this Agreement, and each Common Member's Capital Account shall be increased to the extent that such Common Member pays any costs or expenses of the Company directly out of such Common Member's own funds.

          Section 4.06. General Allocations. After giving effect to the special allocations set forth in Section 4.07 of this Agreement:

          (a) Net Income. The Company's Net Income for each Dividend Period shall be allocated, as of the close of business for such Dividend Period, as follows:

          (i) First, pro rata, to the Adjusted Capital Account of each Preferred Member, in accordance with the percentage equal to the number of shares of Preferred Securities held by such Preferred Member over the total number of issued and outstanding shares of Preferred Securities, an amount equal to the excess of (x) the amount of all Dividends (including Additional Dividends) accrued on the Preferred Securities from the issuance of the Preferred Securities through the close of business for such Dividend Period, over (y) the amount of Net Income allocated to the Preferred Members in respect of the Preferred Securities pursuant to this Section 4.06(a)(i) (and amounts, if any, allocated pursuant to Section 4.07(c) of this Agreement) for all prior Dividend Periods.

          (ii) Second, pro rata, to the Adjusted Capital Account of each Preferred Member, in accordance with the percentage equal to the number of shares of Preferred Securities held by such Preferred Member over the total number of issued and outstanding shares of Preferred Securities, an amount equal to the excess of (x) the amount of all Net Losses allocated to the Preferred Members from the date of issuance of the Preferred Securities through the close of business for such Dividend Period pursuant to Section 4.06(b)(ii) over (y) the amount of Net Income allocated to the Preferred Members in respect of the Preferred Securities pursuant to this Section 4.06(a)(ii) for all prior Dividend Periods.

          (iii) Any remaining Net Income shall be allocated, pro rata, to the Adjusted Capital Account of each Common Member.

          (b) Net Loss. The Company's Net Loss for each Dividend Period shall be allocated, as of the close of business for such Dividend Period, as follows:

          (i) First, pro rata, to the Adjusted Capital Account of each Common Member until the aggregate balance of their Adjusted Capital Accounts is reduced to zero.

          (ii) Second, pro rata, to the Adjusted Capital Account of each Preferred Member until the aggregate balance of their Adjusted Capital Accounts is reduced to zero.

          (iii) Any remaining Net Loss shall be allocated, pro rata, to the Common Members and borne by the Common Members solely.

          (c) Liquidation Dividends. EEX Capital may make such changes to the allocations in Sections 4.06(a) and 4.06(b) as it deems reasonably necessary so that, immediately prior to the Company's liquidation, the positive balances in the Capital Account of each Preferred Member shall, to the maximum extent possible, equal its Liquidation Dividend.

          Section 4.07.  Special Allocations.

          (a) Determinations of Net Income/Net Loss. For purposes of determining the Net Income, Net Loss or any other items allocable to any Dividend Period, Net Income, Net Loss and any such other items shall be determined on a daily, monthly, quarterly or other basis, as determined by EEX Capital using any method that is permissible under Section 706 of the Code and the Treasury Regulations promulgated thereunder. Unless otherwise specified, such Net Income, Net Loss or other items shall be determined for each Dividend Period.

          (b) Expenses Allocated to Common Members. All items of loss and deduction in respect of expenses incurred by or on behalf of the Company and paid, pro rata, by the Common Members shall be allocated entirely to the Common Members.

          (c) Adjustments for Treasury Regulations. The Members intend that the allocations under Section 4.06 of this Agreement and this Section 4.07 conform to Treasury Regulations Sections 1.704-1(b) and 1.704-2 (including, without limitation and to the extent applicable, the minimum gain chargeback, chargeback of partner nonrecourse debt minimum gain, qualified income offset and partner nonrecourse debt provisions of such Treasury Regulations), and EEX Capital shall make such allocations under this Section 4.07, or such changes in the allocations under Section 4.06 of this Agreement, as it believes are reasonably necessary to meet all applicable requirements of such Treasury Regulations.

          Section 4.08. Allocations For Income Tax Purposes. The income, gains, losses, deductions and credits of the Company shall be allocated in the same manner as the items entering into the computation of Net Income and Net Loss are allocated under Section 4.06 of this Agreement or as such items are otherwise allocated under Section 4.07 of this Agreement; provided, however, that solely for federal, state and local income and franchise tax purposes, but not for book or Adjusted Capital Account purposes, income, gain, loss and deductions with respect to any property properly carried on the Company's books at a value other than the tax basis of such property shall be allocated in a manner determined in EEX Capital's discretion, so as to take into account (consistently with the principles of Section 704(c) of the Code) the difference between such property's book value and its tax basis.

          Section 4.09. Interests as Personal Property. Each Member hereby agrees that its Interest shall for all purposes be personal property. A Member has no interest in specific Company property.

          Section 4.10.  Collection Account.

          (a) Establishment of Account. EEX Capital hereby establishes the Collection Account. The Collection Account shall be a general account of the Company, maintained with the Fiscal Agent, and designated the "MIStS Issuer Collection Account".

          (b) Deposits and Applications. All monies, including, all interest on past due amounts, paid by EEX Capital on account of the Demand Note (or by EEX on account of the Guaranty Agreement) shall be deposited into the Collection Account as and when received by the Company. EEX Capital shall, on each Dividend Payment Date and on each other date on which a redemption has been elected, apply all amounts in the Collection Account to the payment of all amounts then due and payable under Section 9.01(c) and (d) of this Agreement, or if a date on which a redemption is to occur, apply all amounts in the Collection Account to the payment of all amounts due and payable under Section 9.04 of this Agreement.


                                   Article V

                                    Members

          Section 5.01. Powers of Members. The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this Agreement.

          Section 5.02. Resignation; Expulsion. No Common Member shall have any right to withdraw or resign from the Company; provided however that a Common Member shall have the power to withdraw or resign at any time in violation of this Agreement. If a Common Member exercises such power in violation of this Agreement, (a) such Common Member shall be liable to the Company and the Preferred Members for all monetary damages suffered by them as a result of such withdrawal or resignation; and (b) such Common Member shall not have any rights under Section 19-604 of the Delaware Act. Any Preferred Member may resign from the Company prior to the liquidation, dissolution and winding up of the Company only upon the assignment of its Interest (including any redemption, repurchase, exchange or other acquisition by the Company of such Interest) in accordance with the provisions of this Agreement. A resigning Member shall not be entitled to receive any Distribution and shall not otherwise be entitled to receive the fair value of its Interest except as otherwise expressly provided for in this Agreement. No Member may be expelled as a Member.

                                  Article VI

                                  Management

          Section 6.01. Management of the Company. Except as otherwise provided herein, the business and affairs of the Company shall be managed, and all actions required under this Agreement shall be determined, solely and exclusively by EEX Capital, which shall have all rights and powers on behalf and in the name of the Company to perform all acts necessary and desirable to the objects and purposes of the Company. Without limiting the generality of the foregoing, EEX Capital, in its capacity as the Common Member and not by virtue of any delegation of management power from any Member, shall have, subject to the limitations set forth in Section 3.01 and Section 8.01 of this Agreement, the power on behalf of the Company to:

          (a) authorize and engage in transactions and dealings on behalf of the Company, including transactions and dealings with any Preferred Member or any Affiliate of any Member;

          (b) pay all expenses incurred in forming the Company;

          (c)  purchase the Notes;

          (d) determine and make Distributions, in cash or otherwise, on Interests, in accordance with the provisions of this Agreement and the Delaware Act;

          (e) establish a record date with respect to all actions to be taken hereunder that require a record date to be established, including with respect to allocations, Dividends and voting rights;

          (f) incur and pay all expenses and obligations incident to the operation and management of the Company;

          (g) open accounts and deposit, maintain and withdraw funds in the name of the Company with the Fiscal Agent in accordance with the terms and conditions of this Agreement;

          (h) effect a dissolution of the Company and act as liquidating trustee or the Person winding up the Company's affairs, all in accordance with the provisions of this Agreement and the Delaware Act;

          (i) bring and defend on behalf of the Company actions and proceedings at law or equity before any court or governmental, administrative or other regulatory agency, body or commission or otherwise;

          (j) prepare and cause to be prepared reports, statements and other relevant information for distribution to Members as may be required or determined to be necessary or desirable by EEX Capital from time to time;

          (k) prepare and file all necessary returns and statements and pay all taxes, assessments and other impositions applicable to the assets of the Company; and

          (l) execute all other documents or instruments, perform all duties and powers and do all things for and on behalf of the Company in all matters necessary or desirable or incidental to the foregoing.

          EEX Capital is authorized and directed to conduct its affairs and to operate the Company in such a way that the Company will not be deemed to be an "investment company" required to be registered under the Investment Company Act of 1940, as amended, or taxed as a corporation for federal income tax purposes and so that the Demand Note will be treated as indebtedness of EEX Capital (or EEX on a consolidated basis) for federal income tax purposes. In this connection, EEX Capital is authorized to take any action not inconsistent with applicable law and this Agreement that EEX Capital determines in its discretion to be necessary or desirable for such purposes.

          Section 6.02. Reliance by Third Parties. Persons dealing with the Company are entitled to rely conclusively upon the power and authority of EEX Capital herein set forth.

          Section 6.03. No Management by Preferred Members. Except as otherwise expressly provided herein, no Preferred Member shall take any part in the day-to-day management, operation or control of the business and affairs of the Company. Each Preferred Member, in its capacity as Preferred Member of the Company, shall not be an agent of the Company or have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company.

          Section 6.04. Rights of Preferred Members. Subject to the terms and conditions set forth in Section 8.01(b) of this Agreement, the Preferred Members shall have the right and power to enforce the Company's rights under the Demand Note against EEX Capital, enforce the obligations undertaken with respect to the Demand Note by EEX under its Guaranty Agreement and, to the extent permitted by law, declare and pay Dividends on the Preferred Securities or pay Liquidation Dividends in accordance with Section 15.04 of this Agreement, in each case, to the extent funds of the Company are legally available therefor.

                                 Article VII

                   Common Securities and Preferred Securities

          Section 7.01. Common Securities and Preferred Securities.

          (a) Classes. The Interests in the Company shall be divided into two classes, Common Securities and Preferred Securities.

          (b) Preferred Securities; Designation. A total of 150 Variable Rate, Redeemable Cumulative Minority Interest Structured Securities with a liquidation preference of $1,000,000.00, and par value of $1.00, per security are hereby authorized and designated as "Variable Rate, Redeemable Cumulative Minority Interest Structured Securities" (collectively, the "Preferred Securities"). The Preferred Securities shall not be subject to the operation of a retirement or sinking fund.

          (c) Priority of Preferred Securities. The Preferred Securities shall rank senior to the Common Securities in respect of the right to receive Dividends and the right to receive Liquidation Dividends. All Preferred Securities redeemed, purchased or otherwise acquired by the Company shall be cancelled and thereupon restored to the status of authorized but unissued Preferred Securities.

          (d) Subscription; Preemptive Rights. No Member shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional issue of Common Securities or Preferred Securities of any series whatsoever, or of securities convertible into any Common Securities or Preferred Securities of any series whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

          (e) Commons Securities Uncertificated. Common Securities shall not be evidenced by any certificate or other written instrument, but shall only be evidenced by this Agreement. Common Securities shall be non-assignable and non-transferable, and may only be issued to and held by EEX Capital and Enserch Preferred Capital.

          (f) Preferred Securities Certificated. Preferred Securities and the notation thereon relating to the certificate of authentication, shall be evidenced by one or more preferred certificates, substantially in the form of Exhibit A to this Agreement, but in such denominations as may be requested by the Preferred Members and with such insertions, omissions, substitutions and variations as may be permitted by or consistent with this Agreement and with such notations, legends and endorsements as may be required by the Securities Act or any governmental authority. The provisions of Exhibit A are part of this Agreement. An authorized officer of EEX Capital, in its capacity as managing member of the Company shall sign each Preferred Certificate as authentication on behalf of the Company. No seal or stamp shall be required in connection with the authentication, but no Preferred Security shall be valid until its has been so executed.

          Section 7.02. Persons Deemed Preferred Members. The Company may treat the Person in whose name any Preferred Certificate shall be registered on the books and records of the Company as a Preferred Member and the sole holder of such Preferred Certificate for purposes of receiving Distributions and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claims to or interest in any Preferred Certificate on the part of any other Person, whether or not the Company shall have actual or other notice thereof.


                                 Article VIII

                              Voting and Meetings

          Section 8.01. Voting Rights of Preferred Members.

          (a) No Rights Generally. Except as shall be otherwise provided herein and except as otherwise required by the Delaware Act, the Preferred Members shall have, with respect to the Preferred Securities, no right or power to vote on any question or matter or in any proceeding or to be represented at, or to receive notice of, any meeting of Members.

          (b) Rights of Preferred Members. If (i) the Company fails to declare or pay Dividends in full (including any arrearages and Additional Dividends) on the Preferred Securities for any Dividend Period and such failure to declare or pay shall continue unremedied for a period of five (5) days; (ii) a Notice of Dissolution is issued and EEX Capital (or EEX on behalf of EEX Capital) does not pay the then outstanding principal amount of the Demand Note within three (3) Business Days of the giving of such notice; (iii) a Notice of Redemption is issued and EEX Capital (or EEX on behalf of EEX Capital) does not make the required deposit on the date designated therefor; (iv) an Event of Default (as defined in the Demand Note) occurs and is continuing; (v) EEX is in default, following the expiration of any applicable grace period, on any of its payment or other obligations under the Guaranty Agreement; or (vi) the Participants have not agreed to extend the maturity of the notes and certificates issued under the Funding Agreement on August 4, 2000, or on any August 4th thereafter, then the Trustee, acting at the direction of any Preferred Member or Members holding in excess of 50% of the issued and outstanding shares of Preferred Securities, will be entitled to, and shall, enforce the Company's rights under the Demand Note against EEX Capital, enforce the obligations undertaken with respect to the Demand Note by EEX under the Guaranty Agreement and, to the extent permitted by law, declare and pay Dividends on the Preferred Securities and/or to make Liquidation Dividends in accordance with Section 15.04 of this Agreement, in each case, to the extent funds of the Company are legally available therefor. For purposes of determining whether the Company has failed to pay Dividends in full for any Dividend Period, Dividends shall be deemed to remain in arrears, notwithstanding any partial payments in respect thereof, until all accumulated and unpaid Dividends (including any Additional Dividends) have been or contemporaneously are declared and paid with respect to all Dividend Periods terminating on or prior to the date of payment of such full cumulative Dividends.

          In furtherance of the foregoing, and without limiting the powers of the Preferred Members and for the avoidance of any doubt concerning the powers of the Preferred Members, the Preferred Members, or any Person acting as agent on behalf of the Preferred Members, may institute a proceeding, including, without limitation, any suit in equity, an action at law or other judicial or administrative proceeding, to enforce the Company's creditor rights directly against either EEX or EEX Capital to the same extent as the Company and on behalf of the Company; and the Preferred Members, or their agent, may prosecute such proceeding to judgment or final decree and enforce the same against EEX or EEX Capital and collect, out of the property, wherever situated, of either EEX or EEX Capital, the monies adjudged or decreed to be payable in the manner provided by law. EEX Capital agrees to execute and deliver such documents as may be necessary or appropriate for the Preferred Members, or their agent, to exercise such powers.

          EEX Capital shall not (i) at any time direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Members under the Demand Note or the Guaranty Agreement, (ii) waive compliance with, or any past default under, the Demand Note or the Guaranty Agreement,
(iii) exercise any right to rescind or annul a declaration that the principal of the Demand Note, or any obligation under the Guaranty Agreement, shall be due and payable, (iv) consent to any amendment or modification or forgiveness of debt of the Demand Note or the Guaranty Agreement without, in each case, obtaining the prior approval of the Preferred Members holding in excess of 50% of the issued and outstanding shares of the Preferred Securities. EEX Capital shall not revoke any action previously authorized or approved by a vote or the consent of the Preferred Members without the approval of the Preferred Members. EEX Capital shall notify the Preferred Members of any notice of default with respect to either the Demand Note or the Guaranty Agreement.

          (c) Other Rights. If EEX Capital proposes to effect:

          (i) any action that would materially adversely affect the powers, preferences or special rights of the Preferred Securities, whether by way of amendment of this Agreement or otherwise (including, without limitation, the authorization or issuance of any Interests in the Company ranking, as to payment of Distributions senior to the Preferred Securities),

          (ii) the liquidation, dissolution or winding up of the Company, or

          (iii) the commencement of any voluntary bankruptcy, insolvency, reorganization or other similar proceeding involving the Company,

then the Preferred Members will be entitled to vote on such resolution or action of EEX Capital (but not any other resolution or action) and such amendment or action shall not be effective except with the approval of the Preferred Members holding in excess of 50% of the issued and outstanding shares of the Preferred Securities. Notwithstanding any provision to the contrary herein, this Section
8.01 may only be amended with the consent of the Preferred Members holding in excess of 50% of the issued and outstanding shares of the Preferred Securities.

          Section 8.02. Voting Rights of Common Members. Except as otherwise provided herein and except as otherwise required by the Delaware Act, all voting rights of the Company shall be vested exclusively in the Common Members. The Common Members shall have the right to vote separately as a class on any matter on which the Common Members have the right to vote regardless of the voting rights of any other Member.

          Section 8.03.  Meetings of the Members.

          (a) Meetings of the Members of any class or series or of all classes of Interests may be called at any time by EEX Capital. Except to the extent otherwise provided, the following provisions shall apply to meetings of Members.

          (b) Members may vote in person or by proxy at such meeting. Whenever a vote, consent or approval of Members is permitted or required under this Agreement, such vote, consent or approval may be given at a meeting of Members or by written consent.

          (c) Each Member may authorize any Person to act for it by proxy on all matters in which a Member is entitled to vote, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact and shall be revocable at the pleasure of the Member executing it at any time before it is voted.

          (d) Each meeting of Members shall be conducted by EEX Capital or by such other Person that EEX Capital may designate.

          (e) Any required approval of the Preferred Members may be given at a separate meeting convened for such purpose or at a meeting of Members of the Company or pursuant to written consents. EEX Capital will cause a notice of any meeting at which the Preferred Members are entitled to vote, or of any matter upon which action by written consent of the Preferred Members is to be taken, to be mailed to the Preferred Members. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any matter on which the Preferred Members are entitled to vote or of such matter upon which written consent is sought and
(iii) instructions for the delivery of proxies or consents.

          (f) Subject to Section 8.03(e), EEX Capital, in its sole discretion, shall establish all other provisions relating to meetings of Members, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Members, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

                                   Article IX

                            Dividends and Redemption

          Section 9.01.  Dividends.

          (a) Generally. Dividends on the Preferred Securities shall be declared by EEX Capital for each Dividend Period on the Reset Date for such Dividend Period in accordance with Sections 9.01(c) and (d), to the extent that EEX Capital reasonably anticipates that at the time of payment the Company will have, and must be paid by the Company to the extent that at the time of proposed payment it has, in the Collection Account (i) funds legally available for the payment of such Dividends and (ii) cash on hand sufficient to make such payments. The Common Members may receive Dividends under this Agreement as provided in Section 9.03 and in accordance with the provisions of the Delaware Act out of funds of the Company legally available therefor.

          (b) Limitations on Preferred Dividends. A Preferred Member shall not be entitled to receive any Dividend, irrespective of whether such Dividend has been declared by EEX Capital, prior to the date on which such Dividend is payable (the "Dividend Payment Date") and until such time as the Company has received the interest payment on the Demand Note for the interest payment date corresponding to such Divided Payment Date and such monies are available for Distribution to the Preferred Members pursuant to the terms of this Agreement and the Delaware Act; and notwithstanding any provision of Section 18-606 of the Delaware Act to the contrary, until such time, no Preferred Member shall have the status of a creditor of the Company or the remedies available to a creditor of the Company.

          (c) Preferred Dividends. The Preferred Members shall be entitled to receive cumulative cash Dividends for each Dividend Period equal to the yield paid by the Trustee to the Certificateholders under the Funding Agreement during such period plus the aggregate amount of interest paid to the Lenders under the Funding Agreement for such period. Dividends shall accrue from August 4, 1995 and shall be payable in United States dollars quarterly in arrears on the last day of each Dividend Period of each year, commencing on the initial Dividend Payment Date of October 31, 1995. Dividends shall accrue and be cumulative whether or not they have been earned or declared and whether or not there are funds of the Company legally available for the payment of Dividends. Dividends on the Preferred Securities must be declared for each Dividend Period and be paid on each Dividend Payment Date to the extent that the Company has, in the Collection Account, on such date, (x) funds legally available for the payment of such Dividends and (y) cash on hand sufficient to make such payments, it being understood that to the extent that funds are not available to pay in full all accumulated and unpaid Dividends, the Company may pay partial Dividends to the extent of funds legally available therefor.

          (d) Additional Dividends. Upon any Dividend arrearages in respect of the Preferred Securities, the Company shall declare and pay in addition to the Dividends required in Section 9.01(c), additional amounts in order to provide, in effect, Dividend arrearages at the Post-Default Rate and such additional amounts shall accumulate. In addition to the foregoing, the Company shall also declare and pay, from time to time, upon demand of any Preferred Member, additional amounts (but without duplication of any amounts included in the calculation of Dividends) as follows:

          (i) all out-of-pocket costs and expenses reasonably incurred by such Preferred Member, the Certificateholders or the Fiscal Agent in connection with the preparation, negotiation, execution, delivery, performance and administration of this Agreement and the other Operative Documents, including, but not limited to, the following: (A) fees and expenses of such Preferred Member, the Certificateholder and the Fiscal Agent, including, without limitation, reasonable attorneys' fees and expenses; (B) all other amounts, including, without limitation, fees, indemnities, expenses, compensation in respect of increased costs, capital adequacy or breakage of any kind or description payable under the Operative Documents; (C) out-of-pocket costs and expenses incurred by such Preferred Member, the Certificateholders or the Fiscal Agent after the date of this Agreement (including, without limitation, reasonable attorneys' fees and expenses and other expenses and disbursements reasonably incurred) associated with (x) negotiating and entering into, or the giving or withholding of, any future amendments, supplements, waivers or consents with respect to this Agreement; (y) any termination of this Agreement; and (z) any Event of Default and the enforcement of the rights or remedies of the Preferred Members under this Agreement and the other Operative Documents; and

          (ii) all other out-of-pocket amounts that such Preferred Member pays under the Operative Documents other than interest, principal, and amounts described in the first sentence of this Section 9.01(d) and clause (i) above.

All amounts due pursuant to this Section 9.01(d) shall be "Additional
Dividends".

          Section 9.02 Limitations on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a Distribution (including a Dividend) to any Member on account of its Interest if such Distribution would violate Section 18-607 of the Delaware Act or other applicable law.

          Section 9.03.  Common Distributions.   EEX Capital may, from time to
time, declare and pay Dividends with respect to the common Interests of each Common Member to the extent such Common Member's Adjusted Capital Account exceeds the sum of such Common Member's initial capital contribution specified in Section 4.01 plus the amount of any additional contributions made by such Common Member pursuant to Section 4.02; and after all of the issued and outstanding Preferred Securities have been redeemed in full at the Liquidation Preference and all accrued Dividends (including Additional Dividends) have been paid in full, the Company may redeem in full all common Interests.

          Section 9.04.  Redemption and Exchange.

          (a) Mandatory Redemption. Upon the earlier to occur of (i) August 4, 2005, or (ii) the repayment in full of the principal of the Demand Note, whether by EEX Capital following the demand for payment thereof or by EEX under the Guaranty Agreement, the Preferred Securities shall be subject to mandatory redemption, in whole but not in part, by the Company, and the proceeds from such repayment shall be applied to redeem each issued and outstanding Preferred Security at the Redemption Price. In case of such repayment, the Preferred Securities will be redeemed only when repayment of the Demand Note has actually been received by the Company and is on deposit in the Collection Account.

          (b) Optional Redemption. The Preferred Securities shall be redeemable at the option of the Company, in whole or in part from time to time, subject to three (3) Business Day's prior written notice, at the Redemption Price for the shares being so redeemed; provided however that any such partial redemption be in an amount of not less than $10,000,000 or any increment of $1,000,000 in excess thereof. The Company may not redeem the Preferred Securities in part unless all accumulated and unpaid Dividends (whether or not earned or declared), including any Additional Dividends, have been paid in full on all Preferred Securities for all Dividend Periods terminating on or prior to the date of redemption. EEX Capital shall have the right to cause the Company to exercise such redemption option.

          (c) Other Mandatory Redemption Events. At any time after the occurrence of a Tax Event, the Company may, or at any time after the occurrence of an Investment Company Event, the Company shall, within 30 days following the occurrence of such Investment Company Event, redeem, in whole but not in part, the Preferred Securities at the Redemption Price for all issued and outstanding shares. In addition, in the event the Asset Coverage Ratio, as of any time, fails to be at least 1.0 to 1.0, the Company shall redeem, at the Redemption Price, a sufficient number of shares of the Preferred Securities to restore the Asset Coverage Ratio to at least 1.0 to 1.0.

          (d)  Redemption Procedures.

          (i) Notice of any redemption (optional or mandatory) of the Preferred Securities (a "Notice of Redemption") shall be irrevocable and shall be given by the Company by facsimile transmission to be followed by U.S. mail not fewer than 3 Business Days nor more than 30 calendar days prior to the date fixed for redemption thereof to EEX Capital and the Preferred Members. For purposes of the calculation of the date of redemption and the dates on which notices are given pursuant to this Section 9.04(d)(i), a Notice of Redemption shall be deemed to be given on the day such notice is first transmitted by facsimile (with receipt confirmed orally) with a copy mailed by first-class U.S. mail, postage prepaid, to the Preferred Members. A Notice of Redemption shall be transmitted and addressed to the Preferred Members at the facsimile number and address appearing in the books and records of the

     Company, with a copy to the Fiscal Agent at the facsimile numbers and addresses specified for notice to the Fiscal Agent.

          (ii) If the Company issues a Notice of Redemption, then, by 12:00 noon, New York time, on the date fixed for redemption of shares, EEX Capital will deposit into the Collection Account an amount representing that portion of principal on the Demand Note, which, together with accrued and unpaid interest thereon, will be an amount sufficient to pay the Redemption Price for the Preferred Securities to be redeemed. The Company shall immediately and irrevocably deposit such funds on the date fixed for redemption into the Collection Account and such funds shall be paid to the Preferred Members before 1:00 p.m. New York time on such date. If a Notice of Redemption shall have been given and funds irrevocably deposited as required, then immediately prior to the close of business on the date of such deposit, all rights of the Preferred Members with respect to the Preferred Securities so called for redemption will cease except the right of the Preferred Members to receive the Redemption Price. In the event that any date fixed for redemption of the Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (with any interest or other payment in respect of any such delay), except that if such Business Day falls in the next calendar month, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price is improperly withheld or refused and not paid either by the Company or by EEX Capital or EEX (pursuant to the Guaranty Agreement), Dividends on the Preferred Securities called for redemption (including any Additional Dividends) will continue to accumulate at the then applicable rate, from the original redemption date to the date that the Redemption Price is actually paid and the Preferred Members may exercise all of their rights under this Agreement. Any partial redemption under Section 9.04(b) shall be allocated pro rata among the Preferred Members in accordance with the percentage equal to the number of shares of Preferred Securities held by such Preferred Member over the total number of issued and outstanding shares of Preferred Securities.


                                   Article X

                               Books and Records

          Section 10.01. Books and Records; Accounting. EEX Capital shall keep or cause to be kept at the address of EEX Capital (or at such other place as EEX Capital shall determine) true and full books and records regarding the status of the business and financial condition of the Company.

          Section 10.02. Fiscal Year. The fiscal year of the Company for federal income tax and accounting purposes shall, except as otherwise required in accordance with the Code, end on December 31 of each year.

          Section 10.03. Access to Records. In addition to the other rights specifically set forth in this Agreement, each Member is entitled to all information to which that Member is entitled to have access pursuant to Section 18-305 of the Delaware Act under the circumstances and subject to the conditions stated therein.


                                   Article XI

                                  Tax Matters

          Section 11.01.  Company Tax Returns.

          (a) EEX Capital shall cause to be prepared and timely filed all tax returns required to be filed for the Company. EEX Capital may, in its discretion, make or refrain from making any federal, state or local income or other tax elections for the Company that it deems necessary or advisable, including, without limitation, any election under Section 754 of the Code or any successor provision.

          (b) EEX Capital is hereby designated as the Company's "Tax Matters Partner" under Code Section 6231(a)(7) and shall have all the powers and responsibilities of such position as provided in the Code. EEX Capital is specifically directed and authorized to take whatever steps EEX Capital, in its discretion, deems necessary or desirable to perfect such designation, including filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under the regulations issued under the Code. Expenses incurred by the Tax Matters Partner, in its capacity as such, will be borne by EEX Capital.

          Section 11.02. Tax Reports. EEX Capital shall, as promptly as practicable and in any event within 120 days after the end of each fiscal year, cause to be prepared and mailed to the Common Members and the Preferred Members, federal income tax form K-1 and any other forms which are necessary or advisable.

          Section 11.03. Taxation as Partnership. The Members recognize that the Company will be treated as a partnership for U.S. federal income tax purposes, and EEX Capital shall operate the Company in such a manner as will preserve its treatment as a partnership for U.S. federal income tax purposes.


                                  Article XII

                                    Expenses

          Section 12.01. Expenses. Except as otherwise provided in this Agreement, EEX Capital shall be responsible for, and shall pay, all expenses and obligations of the Company out of funds of EEX Capital, whether such expenses or obligations are those of the Company or are otherwise incurred by EEX Capital in connection with this Agreement, including, without limitation:

          (a) all costs and expenses related to the business of the Company and all routine administrative expenses of the Company, including the maintenance of books and records of the Company, the preparation and dispatch to the Members of checks, financial reports, tax returns and notices required pursuant to this Agreement and the holding of any meetings of the Members;

          (b) all expenses incurred in connection with any litigation involving the Company (including the cost of any investigation and preparation) and the amount of any judgment or settlement paid in connection therewith (other than expenses incurred by EEX Capital in connection with any litigation brought by or on behalf of any Member against EEX Capital);

          (c) all expenses for indemnity or contribution payable by the Company to any Person;

          (d) all expenses incurred in connection with the collection of amounts due to the Company from any Person;

          (e) all expenses incurred in connection with the preparation of amendments to this Agreement; and

          (f) all expenses incurred in connection with the liquidation, dissolution or winding-up of the Company.


                                  Article XIII

                   Liability, Exculpation and Indemnification

          Section 13.01. Liability of Common Members. Each Common Member, by acquiring its Interest and being admitted to the Company as a Common Member, shall be liable to the creditors of the Company (other than to any Preferred Member, in its capacity as a Member) (hereinafter referred to individually as a "Third Party Creditor", and collectively as the "Third Party Creditors") to the same extent that a general partner of a limited partnership formed under the LP Act is liable under Section 17-403(b) of the LP Act to creditors of the limited partnership (other than the other partners in their capacity as partners), as if the Company were a limited partnership formed under the LP Act and each Common Member was general partner of the limited partnership. In furtherance but not in limitation of the generality of the foregoing, each Common Member is liable for any and all debts, obligations and other liabilities of the Company, whether arising under contract or by tort, statute, operation of law or otherwise, all of which shall be enforceable directly and absolutely against each Common Member by each Third Party Creditor.

          Section 13.02.  Liability of Preferred Members.

          (a) Except as otherwise provided by the Delaware Act, (i) the debts, obligations and liabilities of the Company, whether arising by contract, tort, statute, operation of law or otherwise, shall be solely the debts, obligations and liabilities of the Company and, to the extent set forth in Section 13.01 of this Agreement, the Common Members and (ii) no Indemnified Party shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being an Indemnified Party or a Preferred Member of the Company.

          (b) Each Preferred Member, in its capacity as such, shall have no liability in excess of (i) the amount of its capital contributions, (ii) its share of any assets and undistributed profits of the Company, (iii) any amounts required to be paid by the Preferred Members for the Preferred Securities held by it and (iv) the amount of any Distributions wrongfully distributed to it.

          Section 13.03  Exculpation.

          (a) No Indemnified Party shall be liable to the Company or any other Indemnified Party for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Party in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Indemnified Party by this Agreement, except that an Indemnified Party shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Party's gross negligence, bad faith, recklessness or willful misconduct.

          (b) An Indemnified Party shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Indemnified Party reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or any other facts pertinent to the existence and amount from which distributions to Members might properly be paid.

          Section 13.04  Fiduciary Duty.

          (a) To the extent that, at law or in equity, an Indemnified Party has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Indemnified Party, an Indemnified Person acting under this Agreement shall not be liable to the Company or to any other Indemnified Party for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.

          (b) Unless otherwise expressly provided herein, (i) whenever a conflict of interest exists or arises between Indemnified Parties, or (ii) whenever this Agreement or any other agreement contemplated herein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Company or any Member, the Indemnified Person shall resolve such conflict of interest taking such action or providing such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise.

          (c) Whenever in this Agreement an Indemnified Person is permitted or required to make a decision (i) in its "discretion" or under a grant of similar authority or latitude, the Indemnified Person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person, or (ii) in its "good faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

          Section 13.05 Indemnification. To the fullest extent permitted by applicable law, an Indemnified Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Agreement except that no Indemnified Person shall be entitled to be indemnified in respect of any loss damage or claim incurred by such Indemnified Person by reason of gross negligence, bad faith, recklessness or willful misconduct with respect to such acts or omissions.

          Section 13.06 Expenses. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand action, suit or proceeding shall, from time to time, be advanced by EEX Capital (which shall be deemed to be a capital contribution) prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company (or EEX Capital) of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 13.05 hereof.

          Section 13.07 Outside Business. Any Member or its Affiliate may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company and the Members shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. No Member or its Affiliate shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of character that, if presented to the Company, could be taken by the Company, and any Member or its Affiliate shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.


                                  Article XIV

                             No Recourse to Trustee


          Section 14.01 No Recourse to Trustee. It is expressly understood and agreed by the parties that (a) this Agreement and the other Operative Documents to which the Trustee is a party are executed and delivered by Wilmington, not individually or personally, but solely as trustee of the MIStS Issuer Trust I under the Declaration of Trust in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trustee is made and intended not as personal representations, undertakings and agreements by Wilmington, but is made and intended solely for the purpose of binding the Trust estate, (c) nothing herein contained shall be construed as creating any liability on Wilmington, individually or personally, to perform any covenant, either expressed or implied herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington be personally liable for the payment of any amount due under this Agreement or the expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust or the Trustee under this Agreement or the other Operative Documents to which it is a party, except for its own willful misconduct or gross negligence.


                                   Article XV

                    Dissolution, Liquidation and Termination

          Section 15.01. Dissolution. The Company shall be dissolved upon the withdrawal, retirement, resignation, expulsion, bankruptcy or dissolution of any Member.

          Section 15.02. Notice of Dissolution. Upon the dissolution of the Company, EEX Capital shall promptly notify the Members of such dissolution.

          Section 15.03. Liquidation. Upon dissolution of the Company, EEX Capital, as liquidating trustee, shall immediately commence to wind-up the Company's affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation. The proceeds of liquidation shall be distributed, as realized, in the manner provided in Section 18-804 of the Delaware Act, subject to Section 15.04 of this Agreement.

          Section 15.04. Certain Restrictions on Liquidation Payments. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the Preferred Members will be entitled to receive out of the assets of the Company legally available for Distribution to Members, after satisfaction of liabilities to creditors as required by the Delaware Act but before any Distribution of assets is made to any Common Member, for each and every Preferred Security then issued and outstanding, an amount equal to the Liquidation Preference, plus all accumulated and unpaid Dividends (whether or not earned or declared), including any Additional Dividends, to the date of payment.

          Section 15.05. Termination. The Company shall terminate when all of the assets of the Company have been distributed in the manner provided for in this Article XV, and the Certificate of Formation shall have been cancelled in the manner required by the Delaware Act.


                                  Article XVI

                                 Miscellaneous

          Section 16.01. Amendments. Except as otherwise provided in this Agreement, this Agreement may be amended by, and only by, a written instrument executed by the Common Members and the Preferred Members.

          Section 16.02. Successors; Counterparts. This Agreement (a) shall be binding as to the executors, administrators, estates, heirs and legal successors, or nominees or representatives, of the Members and (b) may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart. No Person other than the Members and their respective legal successors or assigns, or their nominees or representatives, shall obtain any rights by virtue of this Agreement.

          Section 16.03. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof. In particular, this Agreement shall be construed to the maximum extent possible to comply with all of the terms and conditions of the Delaware Act. If, nevertheless, it shall be determined by a court of competent jurisdiction that any provisions or wording of this Agreement shall be invalid or unenforceable under the Delaware Act or other applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of applicable law, and, in the event such term or provisions cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions. If it shall be determined by a court of competent jurisdiction that any provision relating to the Distributions and allocations of the Company or to any fee payable by the Company is invalid or unenforceable, this Agreement shall be construed or interpreted so as (a) to make it enforceable or valid and (b) to make the Distributions and allocations as closely equivalent to those set forth in this Agreement as is permissible under applicable law.

          Section 16.04. Filings. Following the execution and delivery of this Agreement, EEX Capital shall promptly prepare any documents required to be filed and recorded under the Delaware Act, and EEX Capital shall promptly cause each such document to be filed and recorded in accordance with the Delaware Act and, to the extent required by local law, to be filed and recorded or notice thereof to be published in the appropriate place in each jurisdiction in which the Company may hereafter establish a place of business. EEX Capital shall also promptly cause to be filed, recorded and published such statements or other instruments required by any provision of any applicable law of the United States or any state or other jurisdiction which governs the conduct of its business from time to time.

          Section 16.05. Power of Attorney. Each Preferred Member does hereby constitute and appoint EEX Capital as its true and lawful representative and attorney-in-fact, in its name, place and stead to make, execute, sign, deliver and file (a) any amendment of the Certificate of Formation required because of an amendment to this Agreement or in order to effectuate any change in the membership of the Company, and (b) all such other instruments, documents and certificates which may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction, or any political subdivision of agency thereof, to effectuate, implement and continue the valid and subsisting existence of the Company or to dissolve the Company or for any other purpose expressly provided in this Agreement.

     The power of attorney granted hereby is coupled with an interest and shall
(a) survive and not be affected by the subsequent death, incapacity, disability, dissolution, termination or bankruptcy of any Preferred Member and (b) extend to such Preferred Member's legal successors and assigns.

          Section 16.06. Additional Documents. Each Preferred Member, upon the request, and at the expense, of EEX Capital, agrees to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

          Section 16.07. Notices. All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied to be followed by a copy mailed by registered or certified mail, as follows:

          (i) If given to the Company, in care of EEX Capital at the Company's mailing address set forth below:

               EEX Capital L.L.C.
               c/o Enserch Exploration, Inc.
               300 South St. Paul Street
               Dallas, Texas 75201
               Facsimile No.:  (214) 573-3351
               Attention:  Joseph T. Leary

          (ii) If given to any Member, at the address set forth on the registration books maintained by or on behalf of the Company.

          (iii) If given to the Fiscal Agent, at the Fiscal Agent's mailing address set forth below:

               The Chase Manhattan Bank, N.A.
               2 Chase Manhattan Plaza, 8th Floor
               New York, New York  10081
               Attention:  Bettylou J. Robert

               with copy to:

               Chase Manhattan, Southwest
               1221 McKinney, Suite 3000
               Houston, Texas 77010
               Attention:  J. Scott Porter
               Facsimile No.:  (713) 751-9122

Each such notice, request or other communication shall be effective (a) if given by telecopier, when transmitted to the number specified in such registration books and the appropriate confirmation is received, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (c) if given by any other means, when delivered at the address specified in such registration books.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.


                              EEX Capital L.L.C.


                              By:________________________________
                                 Name:
                                 Title:



                              EEX Preferred Capital, Inc.


                              By:_________________________________
                                 Name:
                                 Title:



                              MIStS Issuer Trust I

                              By: Wilmington Trust Company, not in its
                              individual capacity, but solely as trustee of the MIStS Issuer Trust I


                              By:_________________________________
                                 Name:
                                 Title:

                                   Exhibit A

                                   [Form of]

                 Certificate Evidencing the MIStS Issuer L.L.C.
             Variable Rate, Redeemable Cumulative Minority Interest
                              Structured Security

                Liquidation Preference:  $1,000,000.00 per share

______ Shares                                      Certificate No. ____


          THIS CERTIFIES THAT Wilmington Trust Company, not in its individual capacity, but solely as trustee of the _________________________________, is the registered holder of ______ shares of fully paid and non-assessable shares of the Variable Rate, Redeemable Cumulative Minority Interest Structured Security, $1.00 par value per share, transferable on the books of MIStS Issuer L.L.C. (the "Company") by the holder hereof, in person or by a duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer for the Preferred Securities represented by this Certificate.

          IN WITNESS WHEREOF, EEX Capital has caused this Certificate to be signed by its duly authorized officers, this ______ day of _______________, 199__.

                                           MIStS Issuer L.L.C.


                                           By:________________________________
                                              Name:
                                              Title:

                            [Reverse of Certificate]


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. WITHOUT SUCH REGISTRATION, THE COMPANY WILL NOT TRANSFER SUCH SECURITIES EXCEPT UPON RECEIPT OF A REPRESENTATION FROM THE HOLDER AND/OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT THE REGISTRATION PROVISIONS OF SUCH ACT HAVE BEEN COMPLIED WITH OR THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT SUCH TRANSFER WILL NOT VIOLATE ANY APPLICABLE STATE SECURITIES LAWS.

THE COMPANY IS AUTHORIZED TO ISSUE SHARES OF BOTH COMMON AND PREFERRED STOCK. A FULL STATEMENT OF ALL OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS OF THE SHARES OF BOTH CLASS AND ANY SERIES THEREOF TO THE EXTENT THAT THEY HAVE BEEN FIXED AND DETERMINED AND THE AUTHORITY OF THE COMMON MEMBERS OF THE COMPANY TO FIX AND DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES IS SET FORTH IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT ON FILE IN THE OFFICE OF EEX CAPITAL. THE COMPANY WILL FURNISH A COPY OF SUCH STATEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE ON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.


     FOR VALUE RECEIVED, ________________________________ hereby assigned, conveys, sells and transfers unto ___________________________________________


----------------------------------    ------------------------------------
(Please print or typewrite name       (Please insert Social Security or
and address of Assignee)              other identifying number of Assignee)


_______________________________ shares of Variable Rate, Redeemable Cumulative Minority Interest Structured Security evidenced by this Certificate and does hereby irrevocably constitute and appoint ____________________ as its attorney-in-fact with full power of substitution to transfer the same on the books of MIStS Issuer L.L.C.

Date:__________________    NOTE:  The signature to any endorsement hereon must
                                  correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.


In presence of:

                                 Schedule 1

                          List of Operative Documents

1. Funding Agreement among the Trustee, the Agent, the Co-Agents and the Participants.

2.   Notes in favor of each of the Lenders.

3. Certificate(s) of Beneficial Ownership in the Trust in favor of the Certificateholder.

4. Pledge Agreement by the Trustee in favor of the Agent, for the benefit of the Participants, pledging 100% of Preferred Stock in Issuer.

5.   Stock Powers relating to item 4.

6.   Financing Statement relating to item 4.

7. Agency Agreement, Limited Power of Attorney and Indemnification Agreement among EEX, the Trustee, the Agent, the Co-Agents and the Participants.

8.   Declaration of Trust for MIStS Issuer Trust I.

9.   Limited Liability Company Agreement for Issuer.

10.  Certificate No. 1 of MIStS Issuer Preferred Stock in name of Trustee.

11.  Demand Note issued by EEX Capital to the order of Issuer.

12. Guaranty Agreement executed by EEX in favor of Issuer guarantying payment of Demand Note.

13. Credit Agreement between MIStS Funding Corp. I, as Certificateholder, and Chase.

14.  $4,500,000 Note issued by MIStS Funding Corp. I to the order of Chase.

15.  Pledge Agreement by MIStS Funding Corp. I in favor of Chase.

16.  Stock Powers relating to item 15.

17.  Financing Statement relating to item 15.

                                    SCH1-1